UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2012 (June 20, 2012)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2012, Reis, Inc. (“Reis” or the “Company”), as guarantor, and its wholly owned subsidiary, Reis Services, LLC (“Reis Services”), as borrower, entered into a loan and security agreement with Capital One, National Association, as lender, for a $10,000,000 revolving credit facility (the “Revolver”). The Revolver has a three year term expiring on October 16, 2015, and any borrowings bear interest at a rate of LIBOR + 2.00% per annum (for LIBOR loans) or the greater of 1.00% or the bank’s prime rate minus 0.50% per annum (for base rate loans), with an unused facility fee of 0.25% per annum. The Company paid a commitment fee of $50,000 in connection with the closing. The Revolver is secured by a security interest in substantially all of the tangible and intangible assets of Reis Services and a pledge by the Company of its membership interests in Reis Services. The revolver also contains customary affirmative and negative covenants and conditions to borrowing. No borrowings were made on the Revolver at the time of the closing.

The foregoing description of the Revolver and related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver and related agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Revolver and related agreements contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On June 20, 2012, Reis, two of Reis’s subsidiaries (Gold Peak at Palomino Park LLC and Wellford Park Highlands Corp.) and two of Reis’s former officers (Jeffrey H. Lynford, who was also previously a director of the Company, and David M. Strong) (collectively, the “Reis Defendants”) entered into an Abbreviated Enforceable Mutual Settlement Agreement (the “Settlement Agreement”) with the Gold Peak Homeowners Association (the “HOA”), settling all claims of the HOA against the Reis Defendants in connection with the Company’s Gold Peak construction defect litigation.

Pursuant to the Settlement Agreement, Reis agreed to pay $17 million to the HOA. On August 3, 2012, a $5 million payment was made in accordance with the terms of the Settlement Agreement and the remaining $12 million was paid on October 15, 2012, satisfying Reis’s payment obligations under the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to Reis’s Current Report on Form 8-K filed on June 26, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan and Security Agreement, dated as of October 16, 2012, by and among Reis Services, LLC, as Borrower, Reis, Inc., as Guarantor, and Capital One, National Association, as Lender.
10.2	Trademark Collateral Security Agreement, dated as of October 16, 2012, by and between Reis Services, LLC, as Borrower, and Capital One, National Association, as Lender.
10.3	Pledge Agreement, dated as of October 16, 2012, between Capital One, National Association, as Pledgee, and Reis, Inc., as Pledgor.
10.4	Trademark Assignment of Security, dated as of October 16, 2012, between Reis Services, LLC, as Borrower, and Capital One, National Association, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

		By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Date:	October 18, 2012

Exhibit Index

10.1	Loan and Security Agreement, dated as of October 16, 2012, by and among Reis Services, LLC, as Borrower, Reis, Inc., as Guarantor, and Capital One, National Association, as Lender.
10.2	Trademark Collateral Security Agreement, dated as of October 16, 2012, by and between Reis Services, LLC, as Borrower, and Capital One, National Association, as Lender.
10.3	Pledge Agreement, dated as of October 16, 2012, between Capital One, National Association, as Pledgee, and Reis, Inc., as Pledgor.
10.4	Trademark Assignment of Security, dated as of October 16, 2012, between Reis Services, LLC, as Borrower, and Capital One, National Association, as Lender.